EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:
Lori Tagami
Vice President, Marketing
ltagami@quadramed.com
703.742.5376

Benjamin Stephen
Director, Investor Relations
bstephen@quadramed.com
703.904.5539

QUADRAMED CEO AND COO ADDRESS EMPLOYEES

Executives Provide Update on Company Progress

Reston, Virginia – June 9, 2004 – QuadraMed® Corporation (OTCBB:QMDC.OB) today announced that Lawrence P. English, Chairman and Chief Executive Officer, and Michael S. Wilstead, President and Chief Operating Officer, held an all company conference call with employees on Tuesday, June 8, 2004. During the call they provided an update on the state of the Company. The audio of the conference call is available on the Company’s website at www.quadramed.com under Investor Relations in the Presentations and Conference Calls section.

About QuadraMed Corporation

QuadraMed is dedicated to improving healthcare delivery by providing innovative healthcare information technology and services. From clinical and patient information management to revenue cycle and health information management, QuadraMed delivers real-world solutions that help healthcare professionals deliver outstanding patient care with optimum efficiency. Behind our products and services is a staff of more than 850 professionals whose experience and dedication to service has earned QuadraMed the trust and loyalty of customers at more than 1,900 healthcare provider facilities. To find out more about QuadraMed, visit www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed’s Forward-Looking Statements

This press release contains forward-looking statements by QuadraMed within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law.

QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”).

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QuadraMed CEO and COO…

QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

Note to editors: QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective owners.

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